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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                          TRITON NETWORK SYSTEMS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

            DELAWARE                            3663                       59-3434350
            --------                            ----                       ----------

(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)
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                             8529 SOUTH PARK CIRCLE
                             ORLANDO, FLORIDA 32819
                                 (407) 903-0900
       -----------------------------------------------------------------
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                      2000 NONSTATUTORY STOCK OPTION PLAN
                      -----------------------------------
                           (FULL TITLE OF THE PLANS)

                                KENNETH R. VINES
                           SENIOR VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER

                          TRITON NETWORK SYSTEMS, INC.
                             8529 SOUTH PARK CIRCLE
                             ORLANDO, FLORIDA 32819
                                 (407) 903-0900
           ---------------------------------------------------------
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                   Copies to:
                            MICHAEL J. DANAHER, ESQ.
                             MARTIN J. WATERS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94301
                                 (650) 493-9300

                             ----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

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                                                CALCULATION OF REGISTRATION FEE
============================       ============     ================== =====     ========================     ====================
    TITLE OF EACH CLASS OF         AMOUNT TO BE         PROPOSED MAXIMUM             PROPOSED MAXIMUM              AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED      OFFERING PRICE PER SHARE     AGGREGATE OFFERING PRICE     REGISTRATION FEE (3)
----------------------------       ------------     ------------------------     ------------------------     --------------------

2000 Nonstatutory Stock
Option Plan Common Stock,
$0.001 par value issued
under Plan..................      990,000 shares           $3.65(1)                     $3,613500                  $  903.38
----------------------------      --------------    ------------------------     ------------------------     --------------------

2000 Nonstatutory Stock
Option Plan Common Stock,
$0.001 par value remaining
balance ....................      510,000 shares           $1.94(2)                     $ 989,400                  $  247.35
----------------------------      --------------    ------------------------     ------------------------     --------------------

TOTAL REGISTRATION FEES                                                                                            $1,150.73
============================      ==============    ================== =====     ========================     ====================
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         (1) The computation is based upon the weighted average exercise price per share of $3.65 as to 990,000 outstanding but unexercised options to purchase Common Stock under the 2000 Nonstatutory Stock Option Plan.

         (2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 510,000 shares of Common Stock authorized for issuance pursuant to the 2000 Nonstatutory Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 28, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

         (3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the Proposed Maximum Aggregate Offering Price by 0.00025.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectus or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's Prospectus, filed pursuant to Rule 424(b) under the Securities Act of 1933 on July 13, 2000;

         (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 7, 2000;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000;

         (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000; and

         (e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date hereof, investment partnerships composed of members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, in addition to certain current and former individual members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own an aggregate of 53,441 shares of Triton Network Systems, Inc. Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law and indemnifies directors and officers for all actions or proceedings arising out of his or her actions arising in such capacity. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant indemnify its directors and officers, and any person acting as director or officer of any corporation, partnership, joint venture trust or other enterprise at the request of the corporation against any expenses, judgements, fines, and amounts paid in settlement from such action incurred related to his or her status or service as an agent of the corporation if he acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the corporation. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any person who is or was an agent of the corporation for actions arising as a result of his or her status as such, whether or not the corporation would have the power to indemnify the agent against such liability under the Bylaws. The corporation indemnifies against expenses actually and reasonably incurred in connection with the defense or settlement of action or suit if he or she acted in good faith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. See Exhibit Index below.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


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               (2)   That, for the purpose of determining any liability under
the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida on March 29, 2001.

                                          TRITON NETWORK SYSTEMS, INC.

                                          By: /s/ KENNETH R. VINES
                                              ---------------------------------
                                                  Kenneth R. Vines,
                                                  Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard "Skip" Speaks and Kenneth R. Vines, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

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        SIGNATURE                                     TITLE                              DATE
        ---------                                     -----                              ----
/s/ HOWARD "SKIP" SPEAKS       President, Chief Executive Officer and Director      March 29, 2001
-------------------------      (Principal Executive Officer)
   Howard "Skip" Speaks

  /s/ KENNETH R. VINES         Senior Vice President and Chief Financial Office     March 29, 2001
-------------------------      (Principal Financial and Accounting Officer)
     Kenneth R. Vines

  /s/ STANLEY R. ARTHUR        Director                                             March 29, 2001
-------------------------
    Stanley R. Arthur

  /s/ BANDEL L. CARANO         Director                                             March 29, 2001
-------------------------
     Bandel L. Carano

  /s/ JAMES F. GIBBONS         Director                                             March 29, 2001
-------------------------
     James F. Gibbons

  /s/ ROBERT P. GOODMAN        Director                                             March 29, 2001
-------------------------
    Robert P. Goodman

     /s/ ARJUN GUPTA           Director                                             March 29, 2001
-------------------------
       Arjun Gupta

      /s/ JAMES WEI            Director                                             March 29, 2001
-------------------------
        James Wei
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                               INDEX TO EXHIBITS


                                                                   SEQUENTIALLY
EXHIBIT                                                              NUMBERED
NUMBER            EXHIBIT DOCUMENT                                     PAGE
-------           ----------------------------------------------   ------------

   4.1*          Amended and Restated Certificate of
                   Incorporation of Registrant, Inc.

   4.2*          Bylaws of Registrant

   4.3           2000 Nonstatutory Stock Option Plan

   5.1           Opinion of Wilson Sonsini Goodrich & Rosati,
                   Professional Corporation (Counsel to the
                   Registrant)

  23.1           Consent of Ernst & Young LLP (Independent
                   Certified Public Accountants)

  23.2           Consent of Wilson Sonsini Goodrich & Rosati,
                   Professional Corporation (contained in
                   Exhibit 5.1 hereto)

  24.1           Power of Attorney (see page 4)

---------------
* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-31434), effective July 12, 2000.




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